Rule 424(b)(3)
File No.: 333-12484
EXHIBIT A
AMERICAN DEPOSITARY SHARES
(Each American Depositary
Share represents 10
deposited Shares)
CUSIP: 40051E 20 2
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR SERIES B SHARES
WITHOUT PAR VALUE OF
GRUPO AEROPORTUARIO DEL
SURESTE, S.A. de C.V.
(INCORPORATED UNDER THE LAWS
OF MEXICO)

OVERSTAMP: The company changed its
name to Grupo Aeroportuario del
Sureste, S.A. B. de C.V.
The Bank of New York, as depositary
(hereinafter called the Depositary), hereby certifies that_______________________, or registered assigns, IS THE OWNER
OF_________________________
AMERICAN DEPOSITARY SHARES
representing deposited Series B Shares,
without par value (herein called Shares), of Grupo Aeroportuario del Sureste, S.A. de
C.V., incorporated under the laws of the United Mexican States (herein called the
Company).  At the date hereof, each
American Depositary Share represents ten
Shares deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the principal Mexico
City office of Bancomer, S.A. (herein called the Custodian). The Depositarys Corporate
Trust Office is located at a different address than its principal executive office. Its
Corporate Trust Office is located at 101
Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286




      1.	THE DEPOSIT
AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit
agreement, dated as of September 28, 2000
(herein called the Deposit Agreement), by
and among the Company, the Depositary,
and all Owners from time to time of
Receipts issued thereunder, each of whom
by accepting a Receipt agrees to become a
party thereto and become bound by all the
terms and conditions thereof.  The Deposit
Agreement sets forth the rights of Owners of
the Receipts and the rights and duties of the
Depositary in respect of the Shares
deposited thereunder and any and all other
securities, property and cash from time to
time received in respect of such Shares and
held thereunder (such Shares, securities,
property, and cash are herein called
Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made.  Capitalized terms defined in the
Deposit Agreement and not defined herein
shall have the meanings set forth in the
Deposit Agreement.
      2.	SURRENDER OF
RECEIPTS AND WITHDRAWAL OF
DEPOSITED SECURITIES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt for the purpose of withdrawal of the
Deposited Securities represented by the
American Depositary Shares evidenced
hereby, and upon payment of the fee of the
Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement, the Estatutos and the
Deposited Securities, the Owner hereof is
entitled to (i) electronic transfer, through
Indeval, of such Shares to an account in the
name of the Owner or such other name as
the Owner may direct and (ii) physical
delivery, to or upon the order of such
Owner, of any other such Deposited
Securities at the time represented by the
American Depositary Shares evidenced by
this Receipt.  Delivery of such Deposited
Securities may be made by the delivery of
certificates in the name of such Owner or as
ordered by such Owner or by the delivery of
certificates properly endorsed or
accompanied by proper instruments of
transfer.  Such delivery will be made at the
option of the Owner hereof, either at the
office of the Custodian or at the Corporate
Trust Office of the Depositary, provided that
the forwarding of certificates for Shares or
other Deposited Securities for such delivery
at the Corporate Trust Office of the
Depositary shall be at the risk and expense
of the Owner hereof.
      3.	TRANSFERS, SPLIT-UPS,
AND COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
any of its designated transfer offices by the
Owner hereof in person or by a duly
authorized attorney, upon surrender of this
Receipt properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the expenses of
the Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose.  This
Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt, evidencing
the same aggregate number of American
Depositary Shares as the Receipt or Receipts
surrendered.  As a condition precedent to the
execution and delivery, registration,
registration of transfer, split-up,
combination, or surrender of any Receipt or
withdrawal of any Deposited Securities, the
Depositary, the Custodian, or Registrar may
require (i) payment from the Owner, the
presentor of the Receipt or the depositor of
Shares of a sum sufficient to reimburse it for
any tax, duty or other governmental charge
payable with respect thereto (including any
such tax, duty or charge with respect to
Shares being deposited, to the Receipts
being issued or to Deposited Securities
being withdrawn) and any transfer or
registration fees in effect for the registration
or registration of transfers of Shares
generally on the  Share register of the
Company (or the appointed agent of the
Company for transfer and registration of
Shares); (ii) payment of any applicable fees
as herein provided; (iii) the production of
proof satisfactory to it as to the identity and
genuineness of any signature; and (iv)
compliance with such reasonable
regulations, if any, as the Depositary may
establish consistent with the provisions of
the Deposit Agreement.
      The delivery of Receipts against
deposits of Shares generally may be
suspended, or the delivery of Receipts
against the deposit of particular Shares may
be withheld, or the registration of transfer of
Receipts in particular instances may be
refused, or the registration of transfer or
surrender of outstanding Receipts generally
may be suspended, during any period when
the transfer books of the Depositary or the
Share register of the Company  are closed,
or if any such action is deemed necessary or
advisable by the Depositary or the Company
at any time or from time to time because of
any requirement of law or of any
government or governmental body or
commission, or any securities exchange on
which the American Depositary Shares or
Shares are listed, or under any provision of
the Receipts or of the Deposit Agreement, or
for any other reason.  Notwithstanding the
foregoing sentence or any other provision of
the Deposit Agreement or this Receipt to the
contrary, Owners shall be entitled to
withdraw Deposited Securities, subject only
to the conditions set forth in paragraph
I(A)(1) of the General Instructions (or any
successor provisions thereto), as in effect
from time to time, to Form F-6 as prescribed
by the Commission under the Securities Act
of 1933.
      Without limitation of the foregoing,
the Depositary shall not knowingly accept
for deposit under the Deposit Agreement
any Shares which would be required to be
registered under the provisions of the
Securities Act of 1933 for public offer and
sale by the holder thereof in the United
States (as defined in Regulation S) unless a
registration statement is in effect as to such
Shares for such offer and sale.
      4.	LIABILITY OF OWNER
FOR TAXES.
      Any tax, duty or other governmental
charge or expense payable by the Custodian,
the Depositary or the nominee or nominees
of either with respect to this Receipt or as
the registered holder of any Deposited
Securities underlying this Receipt shall be
payable by the Owner hereof, who shall pay
the amount thereof to the Depositary.  The
Depositary may refuse to effect registration
of transfer of this Receipt or any transfer and
withdrawal of Deposited Securities
underlying this Receipt until such payment
is made, and may withhold any cash
dividends or other cash distributions
constituting Deposited Securities underlying
this Receipt, or may sell for the account of
the Owner hereof any part or all of the other
Deposited Securities underlying this
Receipt, and may apply such cash or the
proceeds of any such sale in payment of any
such tax, duty or other governmental charge
or expense (and any taxes and expenses
arising or incurred as a result of effecting
any such sale), the Owner hereof remaining
liable for any deficiency.
      5.	WARRANTIES ON
DEPOSIT OF SHARES.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant
that such Shares are validly issued, fully
paid, non-assessable, and free of any
preemptive rights of the holders of
outstanding Shares and that the person
making such deposit is duly authorized so to
do.  Every such person (other than the
Company) shall also be deemed to represent
that such Shares are not, and American
Depositary Shares and representing such
Shares would not be, restricted securities as
defined under the Securities Laws of the
United States or securities owned by an
affiliate (as defined in Rule 144 under the
Securities Act of 1933) of the Company or
which are subject to any restrictions on
transfer and sale under Mexican laws or the
Estatutos or a shareholder agreement.  Such
representations and warranties shall survive
the deposit of Shares and delivery or
surrender of Receipts therefore.
      6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person depositing Shares or any
Owner of a Receipt may be required from
time to time to file with the Depositary or
the Custodian such proof of citizenship,
residence, exchange control approval, legal
or beneficial ownership or other information
relating to the registration on the books of
the Company (or the appointed agent of the
Company for transfer and registration of
Shares) of the Shares presented for deposit,
to execute and deliver to the Depositary or
the Custodian such certificates, and to make
such representations and warranties, as the
Depositary may deem necessary or proper or
as the Company may require by written
request to the Depositary.  The Depositary
may withhold the delivery or registration of
transfer of any Receipt or the distribution or
sale of any dividend or other distribution or
rights or of the proceeds thereof or the
delivery of any Deposited Securities
underlying such Receipt until the foregoing
is accomplished to the Depositarys
reasonable satisfaction.
      7.	CHARGES OF
DEPOSITARY.
      The Company agrees to pay the fees,
reasonable expenses and out-of-pocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time.  The Depositary shall present its
statement for such charges and expenses to
the Company once every three months.  The
charges and expenses of the Custodian are
for the sole account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.03 of the
Deposit Agreement), or by Owners,
whichever applicable: (1) taxes and other
governmental charges, (2) such registration
fees as may from time to time be in effect
for the registration of transfers of Shares
generally on the Share register of the
Company (or the appointed agent of the
Company for transfer and registration of
Shares) and applicable to transfers of Shares
to the name of the Depositary or its nominee
or the Custodian or its nominee on the
making of deposits or withdrawals under the
terms of the Deposit Agreement, (3) such
cable, telex and facsimile transmission
expenses as are expressly provided in the
Deposit Agreement, (4) such expenses as are
incurred by the Depositary in the conversion
of foreign currency pursuant to Section 4.05
of the Deposit Agreement, (5) a fee of $5.00
or less per 100 American Depositary Shares
(or portion thereof) for the execution and
delivery of Receipts pursuant to
Section 2.03, 4.03 or 4.04 of the Deposit
Agreement and the surrender of Receipts
pursuant to Section 2.05 or 6.02 of the
Deposit Agreement, (6) (to the extent
permitted by the rules of any stock exchange
on which American Depositary Shares are
listed for trading) a fee of $.02 or less per
American Depositary Share (or portion
thereof) for any distribution of proceeds of
sales of securities or rights (but not for cash
distributions) made pursuant to the Deposit
Agreement  (7) a fee for the distribution of
securities pursuant to Section 4.02 of the
Deposit Agreement, such fee being in an
amount equal to the fee for the issuance of
American Depositary Shares referred to
above which would have been charged as a
result of the deposit of such securities (for
purposes of this clause 7 treating all such
securities as if they were Shares), but which
securities are instead distributed by the
Depositary to Owners and (8) any other
charges payable by the Depositary, any of
the Depositarys agents, including the
Custodian, or the agents of the Depositarys
agents in connection with the servicing of
Shares or other Deposited Securities (which
charge shall be assessed against Owners as
of the date or dates set by the Depositary
and shall be collected at the sole discretion
of the Depositary by billing such Owners for
such charge or by deducting such charge
from one or more cash dividends or other
cash distributions).
      The Depositary, subject to Article 8
hereof, may own and deal in any class of
securities of the Company and its affiliates
and in Receipts.
      8.	PRE-RELEASE OF
RECEIPTS.
      Unless requested in writing by the
Company to cease doing so, the Depositary
may, notwithstanding Section 2.03 of the
Deposit Agreement, execute and deliver
Receipts prior to the receipt of Shares
pursuant to Section 2.02 of the Deposit
Agreement (a Pre-Release).  The Depositary
may, pursuant to Section 2.05 of the Deposit
Agreement, deliver Shares upon the receipt
and cancellation of Receipts which have
been Pre-Released, whether or not such
cancellation is prior to the termination of
such Pre-Release or the Depositary knows
that such Receipt has been Pre-Released.
The Depositary may receive Receipts in lieu
of Shares in satisfaction of a Pre-Release.
Each Pre-Release will be (a) preceded or
accompanied by a written representation and
agreement from the person to whom
Receipts are to  be delivered (the
Pre-Releasee) that the Pre-Releasee, or its
customer, (i) owns the Shares or Receipts to
be remitted, as the case may be, (ii) assigns
all beneficial right, title and interest in such
Shares or Receipts, as the case may be, to
the Depositary in its capacity as such and for
the benefit of the Owners, and (iii) will not
take any action with respect to such Shares
or Receipts, as the case may be, that is
inconsistent with the transfer of beneficial
ownership (including, without the consent of
the Depositary, disposing of such Shares or
Receipts, as the case may be, other than in
satisfaction of such Pre-Release), (b) at all
times fully collateralized with cash, U.S.
government securities or such other
collateral as the Depositary determines, in
good faith, will provide substantially similar
liquidity and security, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of Shares not deposited but
represented by American Depositary Shares
outstanding at any time as a result of
Pre-Releases will not normally exceed thirty
percent (30%) of the Shares deposited
hereunder; provided, however, that the
Depositary reserves the right to disregard
such limit from time to time as it deems
reasonably appropriate, and may, with the
prior written consent of the Company,
change such limit for purposes of general
application.  The Depositary will also set
U.S. dollar limits with respect to Pre-
Release transactions to be entered into
hereunder with any particular Pre-Releasee
on a case-by-case basis as the Depositary
deems appropriate.  For purposes of
enabling the Depositary to fulfill its
obligations to the Owners under the Deposit
Agreement, the collateral referred to in
clause (b) above shall be held by the
Depositary as security for the performance
of the Pre-Releasees obligations to the
Depositary in connection with a Pre-Release
transaction, including the Pre-Releasees
obligation to deliver Shares or Receipts
upon termination of a Pre-Release
transaction (and shall not, for the avoidance
of doubt, constitute Deposited Securities
thereunder).
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
      9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive Owner of this Receipt by
accepting or holding the same consents and
agrees, that title to this Receipt when
properly endorsed or accompanied by proper
instruments of transfer, is transferable by
delivery with the same effect as in the case
of a negotiable instrument under the laws of
New York; provided, however, that the
Company and the Depositary,
notwithstanding any notice to the contrary,
may treat the person in whose name this
Receipt is registered on the books of the
Depositary as the absolute owner hereof for
the purpose of determining the person
entitled to distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement or for all other
purposes.
      10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose unless
this Receipt shall have been executed by the
Depositary by the manual or facsimile
signature of a duly authorized signatory of
the Depositary and, if a Registrar shall have
been appointed, countersigned by the
manual signature of a duly authorized
officer of the Registrar.
      11.	REPORTS; INSPECTION
OF TRANSFER BOOKS.
      The Company is subject to the
periodic reporting requirements of the
Securities Exchange Act of 1934 and,
accordingly, files certain reports with the
Commission.  Such reports will be available
for inspection and copying by Owners and
Beneficial Owners at the public reference
facilities maintained by the Commission
located at 450 Fifth Street, N.W.,
Washington, D.C. 20549.
      The Depositary will make available
for inspection by Owners of Receipts at the
Corporate Trust Office any reports and
communications received from the
Company which are both (a) received by the
Depositary or the Custodian or the nominee
of either as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary will also
send to Owners of Receipts copies of such
reports when furnished by the Company
pursuant to the Deposit Agreement.
      The Depositary will keep books, at
its Corporate Trust Office, for the
registration of Receipts and transfer of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts and the Company, provided that
such inspection shall not be for the purpose
of communicating with Owners of Receipts
in the interest of a business or object other
than the business of the Company or a
matter related to the Deposit Agreement, the
Receipts or the Shares.
      12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary receives
any cash dividend or other cash distribution
in respect of any Deposited Securities, the
Depositary will, if at the time of receipt
thereof any amounts received in a foreign
currency can in the judgment of the
Depositary be converted on a reasonable
basis into United States dollars transferable
to the United States, and subject to the
Deposit Agreement, as promptly as
practicable convert such dividend or
distribution into U.S. dollars and will
distribute as promptly as practicable the
amount thus received (net of the fees and
expenses of the Depositary as provided in
Article 7 hereof and Section 5.09 of the
Deposit Agreement) to the Owners of
Receipts entitled thereto; provided, however,
that in the event that the Company, the
Depositary or the Custodian is required to
withhold and does withhold from any cash
dividend or other cash distribution in respect
of any Deposited Securities an amount on
account of taxes, the amount distributed to
the Owners of the Receipts evidencing
American Depositary Shares representing
such Deposited Securities shall be reduced
accordingly.
      Subject to applicable provisions of
the Deposit Agreement, whenever the
Depositary receives any distribution other
than a distribution described in Section 4.01,
4.03 or 4.04 of the Deposit Agreement, the
Depositary will cause the securities or
property received by it to be distributed as
promptly as practicable to the Owners
entitled thereto, in proportion to the number
of American Depositary Shares held by
them, respectively, in any manner that the
Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners of Receipts entitled thereto, or if for
any other reason the Depositary deems such
distribution not to be feasible, the
Depositary may adopt such method as it
may deem equitable and practicable for the
purpose of effecting such distribution,
including the public or private sale of the
securities or property thus received, or any
part thereof, and the net proceeds of any
such sale will be distributed by the
Depositary to the Owners of Receipts
entitled thereto as in the case of a
distribution received in cash.
      If any distribution consists of a
dividend in, or free distribution of, Shares,
subject to the applicable provisions of the
Deposit Agreement, the Depositary with the
approval of the Company, and shall, if the
Company shall so request, distribute
promptly to the Owners of outstanding
Receipts entitled thereto, additional Receipts
for an aggregate number of American
Depositary Shares representing the number
of Shares received as such dividend or
distribution, subject to the terms and
conditions of the Deposit Agreement with
respect to the deposit of Shares and the
issuance of American Depositary Shares
evidenced by Receipts, including the
withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees and expenses of the
Depositary as provided in Article 7 hereof
and Section 5.09 of the Deposit Agreement.
The Depositary may withhold any such
distribution if it has not received satisfactory
assurances from the Company that such
distribution does not require registration
under the Securities Act of 1933 or is
exempt from such registration.  In lieu of
delivering Receipts for fractional American
Depositary Shares in any such case, the
Depositary will sell the amount of Shares
represented by the aggregate of such
fractions and as promptly as practicable
distribute the net proceeds, all in the manner
and subject to the conditions described in
Section 4.02 of the Deposit Agreement.  If
additional Receipts are not so distributed,
each American Depositary Share shall
thenceforth also represent the additional
Shares distributed upon the Deposited
Securities represented thereby.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities an option to elect
to receive dividends in fully paid Shares
instead of cash, the Depositary and the
Company agree to consult to determine
whether such option will be made available
to the Owners of Receipts and, if such
option is to be made available to such
Owners, the procedures to be followed.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefore) is subject to any tax which the
Depositary is obligated to withhold, the
Depositary may dispose of all or a portion of
such property (including Shares and rights to
subscribe therefore) in such amounts and in
such manner as the Depositary deems
necessary and practicable to pay any such
taxes, by public or private sale, and the
Depositary shall distribute the net proceeds
of any such sale or the balance of any such
property after deduction of such taxes or
charges to the Owners of Receipts entitled
thereto.
      13.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary shall,
after consultation with the Company,  have
discretion as to the procedure to be followed
in making such rights available to any
Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available in U.S. dollars to such
Owners; or, provided, however, that the
Depositary will, if requested by the
Company take action as follows: (i) if at the
time of the offering of any rights the
Depositary determines that it is lawful and
feasible to make such rights available to the
Owners by means of warrants or otherwise,
the Depositary shall distribute as promptly
as practicable to each Owner in proportion
to the number of American Depositary
Shares representing such Deposited
Securities held by such Owner, warrants or
other instruments therefore in such form as
it deems appropriate or employ such other
method, if any, as it may deem lawful and
feasible in order to facilitate the exercise,
sale or transfer of rights by such Owners; or
(ii) if at the time of the offering of any rights
the Depositary determines that it is not
lawful and feasible to make such rights
available to the Owners by means of
warrants or otherwise, or if the rights
represented by such warrants or such other
instruments are not exercised and appear to
be about to lapse, it will use its best efforts
that are reasonable under the circumstances
to sell the rights, warrants or other
instruments and allocate the net proceeds of
such sales for the account of such Owners
otherwise entitled to such rights, warrants or
other instruments, upon an averaged or other
practical basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery
of any Receipt or otherwise.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to all Owners or are registered
under the provisions of such Act.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular, provided that the
Depositary has not acted negligently or in
bad faith.
      14.	CONVERSION OF
FOREIGN CURRENCY.
      Whenever the Depositary or the
Custodian shall receive foreign currency, by
way of dividends or other distributions or
the net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into U.S. dollars and the resulting U.S.
dollars transferred to the United States, the
Depositary shall, as promptly as practicable,
convert or cause to be converted, by sale or
in any other manner that it may determine,
such foreign currency into U.S. dollars, and
such U.S. dollars shall be distributed, as
promptly as practicable, to the Owners
entitled thereto or, if the Depositary shall
have distributed any warrants or other
instruments which entitle the holders thereof
to such Dollars, then to the holders of such
warrants and/or instruments upon surrender
thereof for cancellation.  Such distribution
may be made upon an averaged or other
practicable basis without regard to any
distinctions among Owners on account of
exchange restrictions or otherwise and shall
be net of any expenses of conversion into
U.S. dollars incurred by the Depositary as
provided in Section 5.09 of the Deposit
Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file as promptly as
practicable such application for approval or
license, if any, as it may deem desirable.
      If at any time the Depositary shall
determine that in its judgment any foreign
currency received by the Depositary is not
convertible on a reasonable basis into U.S.
dollars transferable to the United States, or if
any approval or license of any government
or agency thereof which is required for such
conversion is denied or in the opinion of the
Depositary is not obtainable, or if any such
approval or license is not obtained within a
reasonable period as determined by the
Depositary, the Depositary may distribute
the foreign currency (or an appropriate
document evidencing the right to receive
such foreign currency) received by the
Depositary to, or in its discretion may hold
such foreign currency uninvested and
without liability for interest thereon for the
respective accounts of, the Owners entitled
to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in U.S. dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to, or
hold such balance uninvested and without
liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
      15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever the Depositary shall receive notice
of any meeting of holders of Shares or other
Deposited Securities, or whenever for any
reason the Depositary causes a change in the
number of Shares that are represented by
each American Depositary Share, or
whenever the Depositary shall fix a record
date, which date shall, to the extent
practicable, be the same as the record date
fixed by the Company and, if different from
the record date set by the Company, shall be
set after consultation with the Company,
(a) for the determination of the Owners of
Receipts who shall be (i) entitled to receive
such dividend, distribution or rights or the
net proceeds of the sale thereof, (ii) entitled
to give instructions for the exercise of voting
rights at any such meeting, or (iii)
responsible for any fee assessed by the
Depositary pursuant to the Deposit
Agreement or (b) on or after which each
American Depositary Share will represent
the changed number of Shares, subject to the
provisions of the Deposit Agreement.
      16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, if requested in writing
by the Company, the Depositary shall, as
soon as practicable thereafter, mail to the
Owners of Receipts a notice, the form of
which notice shall be in the sole discretion
of the Depositary, which shall contain
(a) such information as is contained in such
notice of meeting, (b) a statement that the
Owners of Receipts as of the close of
business on a specified record date will be
entitled, subject to any applicable provision
of Mexican law and of the Estatutos, to
instruct the Depositary as to the exercise of
the voting rights, if any, pertaining to the
amount of Shares or other Deposited
Securities represented by their respective
American Depositary Shares and (c) a
statement as to the manner in which such
instructions may be given, including an
express indication that if no instruction is
received, the Depositary will deem the
Owner to have instructed the Depositary to
vote the Shares represented by such Owners
American Depositary Shares in the same
proportion that all other shares of capital
stock of the Company are voted at the
relevant shareholders meeting.  Upon the
written request of an Owner of a Receipt on
such record date, received on or before the
date established by the Depositary for such
purpose (the Instruction Date), the
Depositary shall endeavor insofar as
practicable to vote or cause to be voted the
amount of Shares or other Deposited
Securities represented by such American
Depositary Shares evidenced by such
Receipt in accordance with the instructions
set forth in such request.  The Depositary
shall not vote or attempt to exercise the right
to vote that attaches to the Shares or other
Deposited Securities, other than in
accordance with such instructions or deemed
instructions.  If no instructions are received
by the Depositary from any Owner with
respect to any of the Deposited Securities
represented by the American Depositary
Shares evidenced by such Owners Receipts
on or before the date established by the
Depositary for such purpose, the Depositary
shall deem such Owner to have instructed
the Depositary to vote such Shares on any
question in the same proportion that all other
shares of capital stock of the Company are
voted on such question at the relevant
shareholders meeting, and the Depositary
shall endeavor, insofar as practicable, to so
vote or cause to be voted such Shares.
      17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      Upon any change in nominal value,
change in par value, split-up, consolidation,
or any other reclassification of Deposited
Securities, or upon any recapitalization,
reorganization, merger or consolidation, or
sale of assets affecting the Company or to
which it is a party, any securities received
by the Depositary or the Custodian in
exchange for or in conversion of or in
respect of Deposited Securities shall be
treated as new Deposited Securities under
the Deposit Agreement, and American
Depositary Shares shall thenceforth
represent, in addition to the existing
Deposited Securities, the right to receive the
new Deposited Securities so received in
exchange or conversion, unless additional
Receipts are delivered pursuant to the
following sentence.  In any such case the
Depositary may, with the approval of the
Company and shall, if the Company shall so
request, execute and deliver additional
Receipts as in the case of a dividend in
Shares, or call for the surrender of
outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
      18.	LIABILITY OF THE
COMPANY AND DEPOSITARY.
      Neither the Depositary nor the
Company, nor any of their respective
directors, employees, agents or affiliates
shall incur any liability to any Owner if, by
reason of any provision of any present or
future law of the United States, the United
Mexican States or any other country, or of
any other governmental or regulatory
authority, or by reason of any provision,
present or future, of the Estatutos, or by
reason of any act of God or war or other
circumstances beyond its control, the
Depositary or the Company or any of their
respective directors, employees, agents or
affiliates shall be prevented, delayed or
forbidden from or be subject to any civil or
criminal penalty on account of doing or
performing any act or thing which by the
terms of the Deposit Agreement it is
provided or contemplated shall be done or
performed; nor shall the Depositary or the
Company or any of their respective
directors, employees, agents or affiliates
incur any liability to any Owner by reason of
any non-performance or delay, caused as
aforesaid, in performance of any act or thing
which by the terms of the Deposit
Agreement it is provided or contemplated
shall or may be done or performed, or by
reason of any exercise of, or failure to
exercise, any discretion provided for in the
Deposit Agreement or the Estatutos.  Where,
by the terms of a distribution pursuant to
Section 4.01, 4.02 or 4.03 of the Deposit
Agreement, or an offering or distribution
pursuant to Section 4.04 of the Deposit
Agreement, such distribution or offering
may not be made available to Owners of
Receipts, and the Depositary may not
dispose of such distribution or offering on
behalf of such Owners and make the net
proceeds available to such Owners, then the
Depositary shall not make such distribution
or offering, and shall allow any rights, if
applicable, to lapse.  Neither the Company
nor the Depositary assumes any obligation
or shall be subject to any liability under the
Deposit Agreement to Owners, except that
they agree to use their reasonable efforts in
good faith to perform their obligations
specifically set forth in the Deposit
Agreement.  The Depositary shall not be
subject to any liability with respect to the
validity or worth of the Deposited
Securities.  Neither the Depositary nor the
Company shall be under any obligation to
appear in, prosecute or defend any action,
suit, or other proceeding in respect of any
Deposited Securities or in respect of the
Receipts, which in its opinion may involve it
in expense or liability, unless indemnity
satisfactory to it against all expense and
liability be furnished as often as may be
required, and the Custodian shall not be
under any obligation whatsoever with
respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company shall be liable for any
action or non-action by it in reliance upon
the advice of or information from legal
counsel, accountants, any governmental
authority, any person presenting Shares for
deposit, any Owner of a Receipt, or any
other person believed by it in good faith to
be competent to give such advice or
information.  The Depositary shall not be
responsible for any failure to carry out any
instructions to vote any of the Deposited
Securities, or for the manner in which any
such vote is cast or the effect of any such
vote, provided that any such action or non-
action is in good faith.  The Depositary shall
not be liable to Owners for any acts or
omissions made by a successor depositary
whether in connection with a previous act or
omission of the Depositary or in connection
with a matter arising wholly after the
removal or resignation of the Depositary,
provided that, in connection with the issue
out of which such potential liability arises,
the Depositary performed its obligations
utilizing its reasonable judgment in good
faith while it acted as Depositary.  No
disclaimer of liability under the Securities
Act of 1933 is intended by any provision of
the Deposit Agreement.
      19.	RESIGNATION AND
REMOVAL OF THE DEPOSITARY;
APPOINTMENT OF SUCCESSOR
CUSTODIAN.
      The Depositary may at any time
resign as Depositary hereunder by written
notice of its election so to do delivered to
the Company, such resignation to take effect
upon the appointment of a successor
depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.  The Depositary may at any
time be removed as Depositary by the
Company by written notice of such removal,
effective upon the appointment of a
successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement.  Whenever the Depositary in its
discretion determines that it is in the best
interest of the Owners of Receipts to do so,
it may, after consultation with and approval
by (such approval not to be unreasonably
withheld or delayed) the Company, appoint
a substitute or additional Custodian.
      20.  AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary in any respect that they may
deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes
(including without limitation stamp taxes)
and other governmental charges, or which
shall otherwise prejudice any substantial
existing right of Owners of Receipts shall,
however, not become effective as to
outstanding Receipts until the expiration of
thirty days after notice of such amendment
shall have been given to the Owners of
outstanding Receipts.  Every Owner of a
Receipt at the time any amendment so
becomes effective shall be deemed, by
continuing to hold such Receipt, to consent
and agree to such amendment and to be
bound by the Deposit Agreement and the
Receipts as amended thereby.  In no event
shall any amendment impair the right of the
Owner of any Receipt to surrender such
Receipt and receive therefore the Deposited
Securities represented thereby except in
order to comply with mandatory provisions
of applicable law.
      21.	TERMINATION OF
DEPOSIT AGREEMENT.
      The Depositary at any time at the
direction of the Company shall terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 30 days
prior to the date fixed in such notice for such
termination.  The Depositary may terminate
the Deposit Agreement if at any time 90
days shall have expired after the Depositary
shall have delivered to the Company a
written notice of its election to resign and a
successor depositary shall not have been
appointed and accepted its appointment as
provided in the Deposit Agreement, such
termination to become effective by the
Depositary mailing notice of such
termination to Owners of all Receipts then
outstanding at least thirty (30) days prior to
the date fixed in such notice for such
termination.  If any Receipts shall remain
outstanding after the date of termination of
the Deposit Agreement, the Depositary
thereafter shall discontinue the registration
of transfers of Receipts, shall suspend the
distribution of dividends to the Owners
thereof, and shall not give any further
notices or perform any further acts under
this Deposit Agreement, except that the
Depositary shall, in accordance with and
subject to the provisions of this Deposit
Agreement, (a) continue to collect dividends
and other distributions pertaining to
Deposited Securities, (b) sell rights as
provided in this Deposit Agreement and (c)
continue to deliver Deposited Securities,
together with any dividends or other
distributions received with respect thereto
and the net proceeds of the sale of any rights
or other property, in exchange for Receipts
surrendered to the Depositary.  At any time
after the expiration of two years from the
date of termination, the Depositary may sell
the Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash, after deducting, in each case, the
applicable fees and expenses of the
Depositary and any applicable taxes or
governmental charges and except as
provided in Section 5.08 of the Deposit
Agreement.  Upon the termination of the
Deposit Agreement, the Company shall be
discharged from all obligations under the
Deposit Agreement except for its obligations
to the Depositary with respect to
indemnification, charges, and expenses.
      22.	 SUBMISSION TO
JURISDICTION; WAIVER OF
IMMUNITIES.
      In the Deposit Agreement, the
Company has (i)   appointed CT Corporation
System, 111 Eighth Avenue, New York,
New York 10011, in the State of New York,
as the Companys authorized agent upon
which process may be served in any suit or
proceeding arising out of or relating to the
Shares or Deposited Securities, the
American Depositary Shares, the Receipts or
this Agreement, (ii) consented and submitted
to the jurisdiction of any state or federal
court in the State of New York in which any
such suit or proceeding may be instituted,
and (iii) agreed that service of process upon
said authorized agent shall be deemed in
every respect effective service of process
upon the Company in any such suit or
proceeding.
      23.	DISCLOSURE OF
INTERESTS.
      To the extent that provisions of or
governing any Deposited Securities, the
Estatutos or applicable law may require the disclosure of beneficial or other ownership of Deposited Securities and other securities to the Company and provide for blocking of Owners transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its best efforts that are reasonable under the circumstances to comply with Company instructions as to Receipts in respect of any such enforcement or limitation. Owners shall comply with all such disclosure requirements and shall cooperate with the Depositarys compliance with such instructions and by their holding of Receipts or any interest therein are deemed to consent to any such limitation or blocking of rights.

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